PERFECTENERGY (SHANGHAI) LIMITED

Employment Agreement

Name: Zhou Diping

Employment No.: 205003

Agreement No.

Party A:	Perfectenergy (Shanghai) Limited

Authorized Signature:

Date:	September 1, 2005

Party B:

Signature:	/s/ Zhou Diping

Date:	September 1, 2005

Party A and Party B (hereinafter the “Parties”), pursuant to the PRC Labor Code and related laws and regulation, enter into this agreement in order to establish an employment relationship and ascertain their respective rights and obligations:

1.	Position and Duties

1.1.	Party A agrees to employ Party B as a contract-based employee, and Party B is hereby employed as Vice General Manager in the office of the General Manager.

1.2.
Party B’s duties and work and reporting procedures shall be in accordance with Party A’s charter documents and company policies. On matters not addressed by the charter documents and/or company policies, Party A shall act in accordance with the fundamental principles of diligence and responsibility, and such matters shall be determined based on applicable industry standards. Party B shall diligently carry out his duties without exceeding the scope of his rights or violating procedures and policies, and without harming Party A’s interests. Party A reserves the right to pursue legal remedies against Party B for any violation thereto. Party B’s duties shall include such other duties as determined and required by Party A.

1.3.
During the term of this agreement, Party B shall devote all of his working time, efforts, professional experience and skills to his employment for the benefits of Party A, and Party B agrees not to be separately employed without Party A’s prior consent.

2.	Term of the Agreement; Probation Period

2.1	The term of this agreement is three years, from September 1, 2005 to August 31, 2008, which includes a probation period of _____ months, from _____ to _____.

2.2	The Parties agree that during the probation period, Party B’s compensation shall be _____ of the standard salary set forth herein.

2.3
The Parties agree that during the probation period, either Party may terminate this agreement, provided that Party B must notify Party A three days in advance, while Party A is not obligated to notify Party B and may terminate Party B immediately.

2.4
The Parties agree that in the event this agreement is terminated during the probation period, Party B shall facilitate in the transfer of his work as of the time of the termination and shall immediately return all files and things of Party A, the failure of which shall entitle Party A to withhold Party B’s compensation earned during the probation period, as well as to seek damages and other legal remedies.

2.5
The Parties agree that the term of this agreement is three years, beginning from the date of the Parties’ execution of this agreement and including the probation period. If this agreement is unilaterally terminated during the probation period, this agreement shall terminate as of that termination date.

3.	Background Check.

Party B agrees to furnish, at the request of Party A, records and information (including original documents) relating to Party’s status, education, accolades, professional qualifications, work experience and health certificate, which shall be furnished prior to entering into this agreement

4.	Warrants and Representations.

4.1	At the request of Party A, Party B hereby represents that entering into this agreement shall not infringe on the rights of other parties, and Party B shall be solely liable if the contrary.

4.2	Party B hereby warrants to Party A that the records and information furnished to Party A in accordance to this agreement and hereafter are true, in effect and in compliance with applicable law.

4.3
Party B agrees that in the event any of Party B’s records and information furnished hereunder is false, ineffective or illegal, Party A shall have the right to terminate this agreement immediately and to reciver from Party B any resulting damages.

5.	Compensation

5.1
The Parties agree that Party B’s compensation during the term of this agreement shall be Three Hundred Thousand RMB, including Two Hundred Forty Thousand RMB as base salary, _____ RMB in performance-related pay, and Sixty Thousand RMB as qualification pay. Party B shall determine the amount of tax to withhold, which amount will be withheld and paid by Party A. During the term of this agreement, Party A reserves the right to adjust compensation based on Party B’s job performance.

5.2
The Parties agree that the compensation provision of this agreement shall be amended by adjustments to Party A’s employee compensation chart for any increase in Party B’s compensation. Party A shall notify Party B in advance of a decrease in compensation, and Party B shall have the right to accept such decrease in compensation or to terminate this agreement without any liabilities.

5.3
The Parties agree that compensations shall be paid on or before the 10th day of each calendar month, either by direct deposit or in cash. Party A may delay payment of compensation under limited extraordinary circumstances, but in no event exceeding 10 days.

6.	Labor Insurance and Benefits.

6.1	After the probation period, Party A shall make regular payments on behalf of Party B toward social security in accordance with governmental mandates.

6.2
Party B shall be entitled to all governmentally mandated holidays, as well paid leaves such as annual leaves and leaves for marriage, funeral and childbirth. During the employment term, if Party B requires medical leave due to illness or injuries unrelated to work, Party A shall determine the length of the medical leave based on applicable regulations.

7.	Periodic Examinations

The Parties agree that Party A will administer at least four work-based examinations, the passing standards and method of administration to be determined by Party A. Party B agrees that Party A shall have the right to terminate this agreement if Party B cannot satisfactorily pass any two consecutive examinations.

8.	Promotions and Demotions

The Parties agree that during the term of this agreement, Party A shall have the absolute discretion to promote and/or demote Party B based on Party B’s job performance. The Parties further agree that in the event Party B does not accept Party A’s determination to demote Party B, Party B shall have the right to terminate this agreement, in which event Party A shall pay Party B compensation until the agreement termination date.

9.	Training

The Parties agree that Party A may require, depending on work requirements or the nature of Party B’s work, Party B to participate in training programs, and that after accepting Party A’s training program, Party B must fulfill time at work of at least five times but no more than twenty times the total amount of time for the training (which may be set separately pursuant to a written agreement of the Parties) unless Party A determines otherwise.

After participating in Party A’s training program, if Party B unilaterally terminates this agreement, Party A reserves the right to seek training costs from Party B, including without limitation tuition, room and board, transportation and wages paid during training program.

With Party A’s consent, Party B may be reimbursed for fees (tuition) paid for training programs that relate to Party A’s business that Party B voluntarily participates, with the reimbursement method to be determined at Party A’s discretion.

The parties shall enter into separate written agreement for training programs to be paid by Party A. With respect to any training program that the parties did not enter into a separate agreement, for each full year of employment that Party B completes, measured from the day after the completion of the training program, 20% of the costs that Party A may seek from Party B pursuant to this section shall be waived.

10.	Special Employment Status

Party B is deemed employed as a highly qualified professional, and Party A has, at the request of Party B, applied with the appropriate provincial agency for approval of Party B’s employment with Party A. Accordingly, upon the completion of the application process, Party B shall remain employed with Party A for _____ years, and if Party B resigns from or leaves his employment prior to completing the required years, Party B shall pay damages in the sum of _____, determined pro rata. Upon the completion of each year of employment, the requisite damages shall be reduced by 20%, with no reduction for any incomplete year.

10.	Change of Position

The Parties agree that Party A has the right, per its business requirements and Party B’s skills, change Party B’s position at any time, provided that there is open dialogue between the Parties regarding the change of position, and provided that any such change of position shall be accomplished on the basis of mutual understanding of the Parties and shall include any applicable adjustments to Party B’s compensations.

11.	Confidentiality and Intellectual Property Rights

“Confidential Information” shall mean the trade secrets, technological and financial information of Party A and its related companies, including but not limited to business plans, contracts, designs, processes, product specifications, manufacturing methods and techniques, management know-how, customer list, inventory information, sales strategies, and bids.

During the term of this agreement and any term pursuant to an amendment of this agreement, Party B shall maintain confidential all Confidential Information, and shall not disclose, use or permit the use by others of the Confidential Information to the detriment of Party A. After the term of this agreement, Party B shall continue to maintain confidential all Confidential Information for a period of five years, and thereafter for all Confidential Information that continues to have commercial value, unless the Parties agree separately and otherwise.

Party B shall be liable for all damages to Party A resulting from a breach of the foregoing, including but not limited to all direct damages, loss profits, and investigation and legal costs including attorney fees.

Party A shall be assigned all intellectual property rights arising during the course of Party B’s employment, including but not limited to inventions, improvements, prototypes, techniques, designs, patents, management and business models and methodologies, and Party A may compensate Party B in accordance with Party A’s policies and applicable laws.

This Section 11 shall be deemed to be in effect separately and independently from this agreement, and shall remain in effect even if any and/or all other terms of this agreement are deemed ineffective.

12.	Disciplinary Matters.

The Parties agree that during the term of this agreement, Party B shall comply with Party A’s policies and regulations (unless any such policies and regulations are in violation of the laws of the PRC, and upon Party B’s breach thereof, Party A shall have the right to require that Party B take corrective measures and to terminate this agreement. Party B warrants not to intentionally harm the interests and goodwill of Party A, and Party A shall have the right to seek from Party B any damages resulting from the intentional and/or negligent actions of Party B.

13.	Resignation

The Parties agree that during the term of this agreement, Party B may resign from employment for personal reasons, provided that Party A receives a one month written notice and subject to Party A’s consent, which consent may be withheld only if Party B’s resignation will result in a breach of the Parties’ agreement and damages to Party A’s interests.

The Parties agree that during the term of this agreement, Party A may unilaterally terminate this agreement as legally warranted, and Party A shall additionally have the right to terminate this agreement at any time without cause, provided that Party A assumes all responsibility from such termination pursuant to the terms of this agreement.

After Party B’s notice of resignation, Party B must comply with all applicable transfer procedures, including completing the “Job Termination and Transfer Form” and obtaining requisite management approvals thereto, before leaving the company. If Party B fails to complete all transfer procedures after one month from the date of his notice of resignation, Party B shall assume all of Party A’s economic damages resulting therefrom or, alternatively, continue to complete the transfer procedures without pay. Otherwise, the human resources department shall record the matter in Party B’s personnel file.

14.	Termination

The Parties agree that during the term of this agreement, Party A shall have the right to terminate this agreement upon the occurrence of any event as set forth herein permitting such termination, but in any event, Party A shall have the right to terminate this agreement at any time without cause, provided that Party A assumes all responsibility from such termination pursuant to the terms of this agreement.

15.	Amendment

The Parties agree that the agreement shall be effective upon execution by the Parties or their representatives, and neither Party shall have the right to amend this agreement unilaterally, all such amendments being deemed ineffective. Any amendment and/or supplement jointly by the Parties shall be binding.

16.	Extension of Term

The Parties agree that one month prior to the end of the term, the Parties may enter into discussion to extend and/or amend the term of the agreement, which extension and/or amendment shall be deemed effective upon the execution by the Parties or their representatives. Otherwise, this agreement shall terminate automatically at the end of the term.

17.	Breach

The Parties agree that during the term of this agreement, this agreement may be terminated in the event of force majeure (including but not limited to natural disasters, wars, famine, labor strikes, fire and political instabilities) or a Party’s breach which will prevent the purpose of this agreement. The breaching Party shall be liable for all damages of the non-breaching Party (including but not limited to economical and reputational, direct and indirect damages).

The breaching Party shall be liable for damages to, and assume all liabilities of, the non-breaching Party arising from breaching.

Party B warrants that Party B shall be liable for all damages to Party A as a result of Party B’s breach of Section 4 of this agreement, and shall act to rectify any damages to Party A’s goodwill resulting therefrom.

18.	Dispute Resolution

The Parties agree that during the term of this agreement, any dispute shall first be resolved by the Parties themselves. If the dispute remains unresolved, any Party may request an arbitration of the dispute by the Shanghai Labor Employment Arbitration Board (the “Board”). If any Party is unsatisfied with the findings of the Board, then the Party may initiate legal proceeding before the People’s Court.

19.	Copies

This agreement shall be in two copies, to be deemed effective upon the Parties’ executions thereto. Each Party shall have one copy, each having the same legal force and effect as the other.

20.	Addendum to this Agreement

The Parties jointly agree that any separate agreements entered into by the Parties regarding compensation adjustments, as well as management documents, shall supplement and be made a part of this agreement, with the same legal force and effect. The Parties further agree that Party A may at any time supplement this agreement, which supplement shall be made a part of this agreement and be legally binding upon the parties when executed by the Parties’ representative.

21.	Miscellaneous

Entire Agreement

This agreement is the entire agreement of the Parties, and supersedes the parties’ prior agreements and/or understandings, if any. Party A’s internal policies and regulations are deemed a part of this agreement, which Party B shall be knowledgeable of and in compliance with.

21.2	Effectiveness

This agreement shall be deemed effective upon the Parties’ execution and Party A’s corporate seal. This agreement shall be in two copies, with each Party having one copy. Any issues not addressed in this agreement shall be supplemented in writing jointly by the parties, any such supplements being deemed to have the same force and effect as this agreement.